Exhibit 3.52

ARTICLES OF INCORPORATION
OF

FESTIVAL HOMES OF INDIANA, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the “Act,”) execute the following Articles of Incorporation.

ARTICLE I
Name

The name of the Corporation is FESTIVAL HOMES OF INDIANA, INC.

ARTICLE II
Purposes

The purposes for which the Corporation is formed are:

(a)                                  The specific business in which the corporation is primarily to engage is the manufacture, sale and distribution of mobile homes.

(b)                                 To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description.

(c)                                  To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real or personal and mixed, and wheresoever situated, either in Indiana, other states of the United States, the District of Columbia, territories and colonies of the United States or foreign countries.

(d)                                 To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

(e)                                  To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

(f)                                    To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

(g)                                 To become a partner (either general or limited, or both) and to enter into agreements of partnership, joint venture, or other arrangements for sharing profits and otherwise participating in any enterprise, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

(h)                                 From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation, or other public body, may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect, and to appropriate any of this corporation’s shares, bonds and/or assets to defray the costs, charges and expenses thereof.

(i)                                     To subscribe, or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units of interest in, or in respect of, any trust estate now or hereafter existing, and whether created by the laws of the State of Indiana or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owner of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person, or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

(j)                                     To promote, or to aid in any manner financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held, directly or indirectly, by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(k)                                  To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

(1)                                  To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of Indiana as the same are now in force, or may be hereafter amended.

(m)                               To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledte, mortgage, convey, grant, assign or otherwise dispose of and, generally, to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein and, in general, products of the earth and deposits, both subsoil and surface, of every nature and description.

(n)                                 To carry on any business whatsoever, either as principal or as agent, or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state and other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

(o)                                 To have and to exercise all the powers conferred by the laws of Indiana upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in, each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE III
Period of Existence

The period during which the Corporation shall continue is perpetual.

ARTICLE IV
Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation’s principal office is CT Corporation System, 1011 Merchants Bank Building, Indianapolis, Indiana  46204.

Section 2. Principal Office. The post office address of the principal office of the Corporation is State Road 28 West, Frankfort, Indiana  46041.

ARTICLE V
Shares

Section 1. Number. The total number of shares which the Corporation has authority to issue is 250 shares consisting of 250 shares with the par value of $100.00 per shares, and no shares without par value.

Section 2. Terms.

All shares shall be $100.00 par common shares.

Each holder of common stock of the corporation shall have the right at all meetings of the shareholders of the corporation to one (1) vote for each share of said stock so held by him, her, or it.

ARTICLE VI
Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII
Director(s)

Section 1. Number of Directors. The initial Board of Directors is composed of four member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be four.

Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

John C. Crean	3125 Myers Street	Riverside,	California	92503

Dale T. Skinner	3125 Myers Street	Riverside,	California	92503

Jack E. Dahl	3125 Myers Street	Riverside,	California	92503

William W. Weide	3125 Myers Street	Riverside,	California	92503

Section 3. Qualifications of Directors. (If Any)

Directors need not be shareholders. All directors shall be citizens of the United States.

ARTICLE VIII
Incorporator(s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Fleetwood Enterprises, Inc.	3125 Myers St.	Riverside,	California	92503

ARTICLE IX
Provisions for Regulation of Business
and Conduct of Affairs of Corporation

1.                                       The power to make, alter, or repeal the by-laws of the corporation shall be vested in the Board of Directors.

2.                                       The corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Indiana General Corporation Act or any other pertinent enactment of the General Assembly of the State of Indiana, and all rights and pavers conferred hereby on stockholders, directors, and/or officers are subject to this reserve power.

IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 9th day of October, 1972.

FLEETWOOD ENTERPRISES, INC.

/s/ Jack E. Dahl	By: /s/ William H. Lear
(Written Signature)	(Written Signature)

Jack E. Dahl, President	William H. Lear
(Printed Signature)	(Printed Signature)

SEAL	/s/ William W. Weide
(Written Signature)

William W. Weide, Senior Vice President
(Printed Signature)

STATE OF CALIFORNIA	)
) ss:
COUNTY OF RIVERSIDE	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Calif certify that Jack E. Dahl, President; William H. Lear, Secretary; and William W. Weide, Sr. Vice President of Fleetwood Enterprises, Inc., the incorporator(s) referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 9th day of October, 1972.

/s/ Dorothea J. Rust
(Written Signature)

[SEAL]	Dorothea J. Rust
(Printed Signature)

My Commission Expires:	Notary Public

July 2, 1976

This instrument was prepared by  Robert K. Ryan,  , Attorney at Law,
                                                      (Name)

257 S. Main St.,	Frankfort,	Indiana	46041
(Number and Street or Building)	(City)	(State)	(Zip Code)

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
FESTIVAL HOMES OF INDIANA, INC.

The undersigned officers of FESTIVAL HOMES OF INDIANA, INC. (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I
Text of the Amendment

The exact text of Article(s)        I
of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the “Amendments”), now is as follows:

The name of the Corporation is Fleetwood Homes of Indiana, Inc.

ARTICLE II
Manner of Adoption and Vote

Section 1. Action by Directors (select appropriate paragraph).

(a)                                  The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on                             , 19                , at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Article                of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held                     , 19            , to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

(b)                                 By written consent executed on May 31, 1977, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and a meeting of such shareholders was called to be held June 1, 1977, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

Section 2. Action by Shareholders (select appropriate paragraph).

(a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on                 , 19          , at which

present in person or by proxy, adopted the Amendments.

The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

(1)

(2)

(3)

The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

Shares Entitled to Vote as a Class
(as listed immediately above)
	Total	(1) (2) (3)

Shares entitled to vote:

Shares voted in favor:

Shares voted against:

(b) By written consent executed on May 31, 1977, signed by the holders of 250 shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

Section 3. Compliance with Legal Requirements.

The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

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ARTICLE III
Statement of Changes Made With Respect to Any Increase
In The Number of Shares Heretofore Authorized

Aggregate Number of Shares
Previously Authorized N/A

Increase      {indicate “0” or “N/A” if no increase}

Aggregate Number of Shares
To Be Authorized After Effect of This Amendment

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IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 31 day of May, 1977

/s/ William W. Weide	/s/ William H. Lear
(Written Signature)	(Written Signature)

WILLIAM W. WEIDE	WILLIAM H. LEAR
(Printed Signature)	(Printed Signature)

President of FESTIVAL HOMES OF INDIANA, INC.	Secretary of FESTIVAL HOMES OF INDIANA, INC.
(Name of Corporation)	(Name of Corporation)

STATE OF CALIFORNIA	)
) SS:
COUNTY OF RIVERSIDE	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that William W. Weide, the President, and William H. Lear, the Secretary of Festival Homes of Indiana, Inc., the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 31st day of May, 1977.

/s/ Marilyn R. Dickinson
(Written Signature)

[SEAL]	Marilyn R. Dickinson
(Printed Signature)

My Commission Expires:	Notary Public

March 6, 1981

This instrument was prepared by  William H. Lear,  , Attorney at Law,
                                                      (Name)

3125 Myers Street,	Riverside,	California	92523
(Number and Street or Building)	(City)	(State)	(Zip Code)

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